Exhibit 23.5

PricewaterhouseCoopers Av. Francisco Matarazzo, 1400 Torre Torino Caixa Postal 61005 05001-903 São Paulo, SP - Brazil Telefone (11) 3674-2000 www.pwc.com/br
September 8, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
We are aware that our reports dated August 29, 2005 on (i) our review of the interim consolidated and non-consolidated financial statements of Unibanco Holdings S.A. (“Holdings”) as of June 30, 2005 and March 31, 2005 and for the six-month and three-month periods ended June 30, 2005 and 2004, included in Holdings’ report on Form 6-K dated September 6, 2005, and (ii) our review of the interim consolidated and non-consolidated financial statements of Unibanco — União de Bancos Brasileiros S.A. (the “Bank”) as of and for the six-month periods ended June 30, 2005 and 2004, included in the Bank’s report on Form 6-K dated September 6, 2005, are incorporated by reference in their Registration Statement dated September 9, 2005.
Yours very truly,
/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes